SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(A) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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|_| Preliminary Proxy Statement                 |_| Confidential, for use of the
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|_| Definitive  Additional  Materials by            Rule 14a-6(e) (2)).
|X| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          NuMED HOME HEALTH CARE, INC.
                (Name of Registrant as Specified in its Charter)

                          NuMED HOME HEALTH CARE, INC.
                   (Name of Person(s) Filing Proxy Statement)

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


                                                    NUMED HOME HEALTH CARE, INC.

                       WARNING: DO NOT SIGN ANY BLUE PROXY
                        CARDS FROM THE VULTURE COMMITTEE

                                                               December 23, 1998

DEAR NUMED SHAREHOLDER:

         By now, you may have received a blue proxy card from the Vulture Committee, a group of dissident NuMED shareholders trying to replace your management's director nominees with its own hand-picked candidates. WE URGE YOU TO IGNORE ANY MATERIALS YOU MAY RECEIVE FROM THE VULTURE COMMITTEE AND NOT SIGN ANY BLUE VULTURE PROXY CARDS.

         Shortly, we will be sending you NuMED management's proxy materials. These will include a WHITE proxy card which you can sign to support management's slate at our upcoming January 28 Annual Meeting.

              TODAY'S CHALLENGING ENVIRONMENT FOR HOME HEALTH CARE


         The home health care industry has been in turmoil for the past two years, with many home health care companies closing or in severe financial difficulty.

         We will face many more challenges before market conditions improve. Managed care payors, Medicare and Medicaid want home health agencies to continue caring for patients while requiring more paperwork and collection of additional data -- for less reinbursement.

         SURVIVING IN SUCH AN ENVIRONMENT TAKES A DEDICATED AND INNOVATIVE REIMBURSEMENT TEAM WITH SIGNIFICANT EXPERIENCE IN THE HOME HEALTH CARE FIELD. Your management has taken a number of operational and strategic steps to reduce costs and maintain our effectiveness in this difficult market, including:

         o Consolidating several offices to reduce overhead expenses and closing the Horsham, PA, rehabilitation office in favor of the stronger Cincinnati rehabilitation agency.

         o Combining the positions of Chief Executive Officer and President into one job -- which I have assumed -- which will further decrease our overhead expenses. Our former CEO, Jugal Taneja, relinquished his position in November.

         o Developing a strategic plan within the new Interim Payment System regulations. Maximizing value for shareholders is our chief goal.

                 BUSINESS COMBINATIONS WERE THOROUGHLY EXPLORED


         In our continuing attempts to grow our business and maximize value for shareholders, your management explored business combinations with two separate groups this past year. Though extremely interested in NuMED, neither group was able to raise the necessary capital in the current tumultuous market for home health care financing.

         Although a merger ultimately might be the ideal solution for NuMED, we recognize the difficulties buyers face today under current conditions and we are prepared to focus our energies on strengthening our present business.

       5770 ROOSEVELT BOULEVARD o SUITE 700 o CLEARWATER, FLORIDA 33760 o
                 TELEPHONE: (813) 524-3227 o FAX: (813) 524-3349

                    THE VULTURE COMMITTEE OFFERS YOU NOTHING


         It's important we do so without the distractions of a proxy battle with the Vulture Committee, who are quite willing to criticize our efforts but apparently offer no genuine interest in improving NuMED. You should know that in our negotiations with the Vulture Committee:

         o        They were offered Board representation several times.

         o        We solicited their  constructive input and ideas for improving
                  NuMED.

         o EVERY OFFER OF A BOARD SEAT WAS REJECTED -- EVEN OUR FINAL OFFER OF THREE SEATS ON NUMED'S SEVEN MEMBER BOARD. FURTHER, THEY HAD NO INTEREST IN GENERATING POSITIVE IDEAS OR WORKING WITH US TO IMPROVE YOUR COMPANY.


                           SUPPORT YOUR CURRENT BOARD
                     WAIT FOR MANAGEMENT'S WHITE PROXY CARD


         Instead, the Vulture Committee has tried to turn this debate into a personal attack upon former CEO, Jugal Taneja -- who has since left that position. It's time to move on. In our view, the Vulture Committee wants to gain control of your Board but they offer you nothing in return:

         o        No cash or offer of any kind for your shares.

         o No significant home health care management expertise -- at a time in the industry when management ability is of paramount importance.

         o No real plans or ideas for improving our operations, cutting costs, or expanding our markets.

         REMEMBER -- ALL SHAREHOLDERS WANT A PROFITABLE, VALUABLE COMPANY. NUMED MANAGEMENT IS WORKING TOWARD THAT GOAL. YOU WILL SHORTLY BE RECEIVING NUMED'S PROXY MATERIALS AND WHITE PROXY CARD WHICH YOU CAN USE TO SUPPORT MANAGEMENT'S NOMINEES. UNTIL THEN IGNORE ANY BLUE CARDS THE VULTURE COMMITTEE MAY SEND YOU.

         If you have questions, you may call MacKenzie Partners, Inc. which is assisting NuMED management, toll-free at (800) 322-2885. You are also invited to call me directly at NuMED at (800) 686-8633. We appreciate your continuing support of NuMED and its goals.

                                       On behalf of the Board of Directors,
                                       Sincerely,


                                       /s/ Susan Carmichael


                                       Susan Carmichael
                                       President and Chief
                                       Executive Officer